UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

From August 8, 2012 through August 28, 2012, Oramed Pharmaceuticals Inc., or the Company, entered into several Securities Purchase Agreements with a number of investors, pursuant to which the Company agreed to sell to the investors an aggregate of 9,689,709 units at a purchase price of $0.37 per unit for total consideration of $3,585,192. Each unit consists of one share of common stock and a five-year warrant to purchase 0.50 of a share of common stock at an exercise price of $0.50 per share. The Company will pay cash consideration of $87,508 as finder's fees in connection with the private placement.  The investors were granted customary registration rights with respect to resales of shares, including the shares underlying the warrants.  In addition, one of the investors, holding approximately 11% of the Company’s outstanding common stock (following completion of the private placement but not including outstanding warrants), was granted the right to maintain its percentage of the shares of the Company’s common stock outstanding by purchasing more shares whenever the Company proposes to issue certain additional shares to other investors.  Such right only exists so long as such investor holds at least 5% of the Company's outstanding common stock.  In addition, such investor’s warrants will also contain certain anti-dilution and cashless exercise provisions not contained in the other investors’ warrants.

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above, which is incorporated herein by reference.  On August 22, 2012, the Company consummated the issuances of 6,987,006 of the units described in Item 1.01 above for aggregate consideration of $2,585,192.  The issuances of such units were not registered under the Securities Act of 1933, as amended, because they constituted an "offshore transaction" under Regulation S thereunder.

 ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
               APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 28, 2012, the Company and Dr. Miriam Kidron, the Company's Chief Medical and Technology Officer and a director, entered into an amendment to Dr. Kidron's warrant, extending the term of the warrant for approximately an additional two years. Pursuant to the terms of the amendment, the warrant, which is exercisable into 3,361,360 shares of the Company's common stock, will expire on August 6, 2014.  The other terms and provisions of the warrant remained unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

Dated: August 28, 2012	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director